EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated February 24, 2011, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of HeartWare International, Inc. on Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement on Form S-8.

/s/ Grant Thornton LLP Fort Lauderdale, Florida February 24, 2011